SECOND AMENDMENT TO LEASE



     THIS SECOND AMENDMENT TO LEASE is made and entered into this 30 day of November, 2001, by and between MAXUS REALTY TRUST, INC., a Missouri corporation, by and through its agent, MAXUS PROPERTIES, INC., a Missouri corporation, hereinafter referred to as "Landlord", and APPLIED COMMUNICATIONS, INC., a Nebraska corporation, hereinafter referred to as "Tenant".


                              W I T N E S S E T H :


     WHEREAS, Landlord and Tenant entered into that certain ACI Building Lease dated December 28, 1992, hereinafter referred to as the "Lease", for certain space known and numbered as: 330 South 108th Avenue, Omaha, Nebraska 66154, containing approximately 70,000 square feet of space, hereinafter referred to as the "Premises"; and

     WHEREAS, the primary term of the Lease commenced on January 1, 1993, expiring on August 31, 1999; and

     WHEREAS, Landlord and Tenant entered into that certain First Amendment to Lease dated September 9, 1998, wherein, among other things, the current term of the Lease was terminated on August 31, 1998, and extended and re-established for a new ten-year term, commencing on September 1, 1998, through and including August 31, 2008; and

     WHEREAS, Landlord and Tenant are further desirous of amending the Lease.

     NOW, THEREFORE, for and in consideration of the foregoing and the mutual promises and covenants set forth below, Landlord and Tenant agree that the Lease is hereby modified and amended as follows:

     1. Rent: Effective January 1, 2002, Tenant shall pay to Landlord the following Base Rent for the Premises during the Term of the Lease:



PERIOD                                  MONTHLY BASE          ANNUAL BASE
                                            RENT                 RENT
January 1, 2002 - December 31, 2002      $75,656.00          $907,872.00
January 1, 2003 - December 31, 2003      $77,925.68          $935,108.16
January 1, 2004 - December 31, 2004      $80,263.45          $963,161.40
January 1, 2005 - December 31, 2005      $82,671.35          $992,056.24
January 1, 2006 - December 31, 2006      $85,151.49         $1,021,817.93
January 1, 2007 - December 31, 2007      $87,706.04         $1,052,472.47
January 1, 2008 - August 31, 2008        $90,337.22              n/a

     All payments of rent shall be made in the time, manner, and place as set forth in the Lease.


     2. Additional Rent: Effective January 1, 2002, Tenant's obligations relative to Additional Rent shall be amended as follows:



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          A.   Real Estate  Taxes:  Tenant shall pay to Landlord,  as Additional
               Rent,   annual  real  estate  taxes  in  a  sum  over  and  above
               $95,323.00. Landlord shall bill Tenant for any such overages after payment of the real estate taxes by Landlord, and Tenant shall have thirty (30) days within which to remit same to Landlord.

          B. Insurance: Tenant shall pay to Landlord, as Additional Rent, annual insurance premiums in a sum over and above $4,942.00. Landlord shall bill Tenant for any such overages after payment of insurance premiums by Landlord, and Tenant shall have thirty (30) days within which to remit same to Landlord.

          C. Operating Expenses: Tenant shall independently either provide or contract for operation and management of the Premises and shall be responsible for payment of one hundred percent (100%) of the operating expenses as defined in the Lease.

          D. Utilities: Tenant shall be responsible for one hundred percent (100%) of the payment of any and all utility charges at the Premises. Immediately upon execution of this Amendment, Tenant will notify all utility providers that the utility meters need to be read on December 31, 2001, and that effective January 1, 2002, the monthly utility services are to be billed and sent directly to Tenant for payment.

     3. All Other Terms: Except as amended herein, all other terms and conditions of the Lease shall remain unchanged and shall be in full force and effect as though again fully recited herein.


     WHEREFORE, the parties hereto have executed this Second Amendment to Lease on the day and year first written above.


LANDLORD:                                    TENANT:

MAXUS REALTY TRUST, INC.                     APPLIED COMMUNICATIONS, INC.
A Missouri Corporation                       A Nebraska Corporation




By:/s/Daniel W. Pishny                       By:  /s/       Eric Hipp
      Daniel W. Pishny, Vice Chairman        Printed Name:  Eric Hipp
      Maxus Properties, Inc., As Agent for   Title: Director Corporate Programs
      Maxus Realty Trust, Inc.